ZUMIEZ INC.

(a Washington corporation)

1,609,090 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: June 14, 2006

EXHIBITS

Exhibit A	—	List of Underwriters
Exhibit B	—	Securities to be Sold
Exhibit C	—	Form of Opinion of Company Counsel
Exhibit D	—	[Omitted Intentionally]
Exhibit E	—	Certificate of Chief Financial Officer
Exhibit F	—	Issuer Free Writing Prospectuses
Exhibit G	—	Pricing Script

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ZUMIEZ INC.
(a Washington corporation)

1,609,090 Shares of Common Stock

UNDERWRITING AGREEMENT

June 14, 2006

Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN  55402
As Representative of the several Underwriters

Ladies and Gentlemen:

Zumiez Inc., a Washington corporation (the “Company,” which term, as used herein, includes its predecessors including, without limitation, Zumiez Inc., a Delaware corporation (“Zumiez Delaware”), and Zumiez Inc., a Washington corporation), and each of the shareholders of the Company named on Exhibit B hereto (collectively, the “Selling Shareholders” and each, a “Selling Shareholder”) confirm their respective agreements with Piper Jaffray & Co. (the “Lead Manager”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom the Lead Manager is acting as representative (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholders of a total of 1,609,090 shares (the “Securities”) of the Company’s common stock, no par value (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Securities set forth in said Exhibit A hereto. Certain terms used in this Agreement are defined in Section 15 hereof.

To the extent there are no Underwriters listed on Exhibit A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriter and Representative and Section 10 of this Agreement and any references to such section shall be deemed to be omitted from this Agreement, mutatis mutandis. To the extent there are no Selling Shareholders listed on Exhibit B other than Brentwood (as defined below), the term Selling Shareholders as used herein shall mean Brentwood, as Selling Shareholder, mutatis mutandis.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission the Initial Registration Statement covering the registration of the Securities under the 1933 Act. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus and related prospectus supplement in accordance with the provisions of Rule 430B and Rule 424(b). As used herein, the term “Base Prospectus” means the Company’s prospectus dated June 14,

2006 relating to the Securities, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3. Each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption), together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, a “preliminary prospectus.”  The final prospectus supplement relating to the Securities (the “Prospectus Supplement”) and the Base Prospectus in the form first furnished (electronically or otherwise) to the Lead Manager for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations or otherwise) or, if not furnished to the Lead Manager, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”  For purposes of this Agreement, all references to the Initial Registration Statement, the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

Prior to the date of this Agreement:

(a)           the Company reincorporated in the State of Washington pursuant to a merger with and into a newly organized Washington corporation (the “Reincorporation”),

(b)           the Company effected a 258.6485-for-one stock split (the “Stock Split”), and the Company and certain of its shareholders sold shares of Common Stock in an initial public offering (the “IPO”),

(c)           all shares of Common Stock held by Zumiez Holdings LLC, a Delaware limited liability company (“Zumiez Holdings”), were distributed to its members and any other persons entitled thereto (the “Distribution”) in accordance with the terms of its limited liability company agreement (the “LLC Agreement”),

(d)           the Stockholders Agreement (as defined below) was duly amended to delete the last sentence of
Section XVIII(A) thereof and to provide that Section XVIII(B) thereof shall not be applicable to any shares of Common Stock that have been sold, transferred or otherwise disposed of pursuant to a registration statement under the 1933 Act (including, without limitation, any sale, transfer or other disposition to the underwriters in connection with any underwritten public offering) and that, from and after the time of such sale, transfer or other disposition, no direct or indirect holder or owner of any such shares shall be entitled to any rights or subject to any obligations under the Stockholders Agreement (the “Stockholders Agreement Amendment”),

(e)           the Company effected a two-for-one stock split by which each shareholder of record of Common Stock as of March 29, 2006 received, as a dividend, one share of Common Stock for each share of Common Stock held (the “2006 Stock Split”), and

(f)            all consents, approvals, waivers and amendments necessary under any of the Shareholder Documents (as defined below), the LLC Agreement, the Existing Credit Agreement or any of the Leases in connection with the Reincorporation, the Stock Split, the IPO, the Distribution, the 2006 Stock Split, the sale and offering of the Securities or for the Company and/or the Selling Shareholders to enter into this Agreement and perform their respective obligations under this Agreement shall have been obtained and shall be in full force and effect (collectively, the “Amendments and Waivers”).

The Reincorporation, the Stock Split, the IPO, the Distribution, the Stockholders Agreement Amendment, the 2006 Stock Split and the Amendments and Waivers are hereinafter called, collectively, the “Pre-Closing Transactions.”

The following terms, as used herein, have the respective meanings set forth below:

(a)                                  “Agreement and Waiver” means the Agreement of Waiver and Undertaking dated October 11, 2002 among Thomas D. Campion, Richard M. Brooks, John G. Haakenson, Rajnikant R. Shah, Akhil R. Shah and the Company,

(b)                                 “Brentwood” means Brentwood-Zumiez Investors, LLC, a Delaware limited liability company and one of the Selling Shareholders,

(c)                                  “Contribution Agreement” means the Contribution Agreement dated as of October 18, 2002 among Brentwood, the Company, Zumiez Holdings, and the other parties thereto,

(d)                                 “Corporate Development Agreement” means the Corporate Development and Administrative Services Agreement dated as of November 4, 2002 among the Company and Brentwood Private Equity III, LLC, a Delaware limited liability company,

(e)                                  “Co-Sale Agreement” means the Information Rights and Co-Sale Agreement dated as of November 4, 2002, among the Company, Rajnikant R. Shah, Akhil R. Shah, Zumiez Holdings, Thomas D. Campion and Richard M. Brooks,

(f)                                    “Expense Agreement” means the Expense Agreement dated as of November 4, 2002 between Zumiez Holdings and the Company,

(g)                                 “Indemnity Escrow Agreement” means the Escrow Agreement dated as of November 4, 2002, among Brentwood, John G. Haakenson and J.P. Morgan Trust Company, National Association,

(h)                                 “Indemnity Pledge Agreement” means the Indemnity Pledge Agreement dated as of November 4, 2002 among Brentwood, Zumiez Holdings and Thomas D. Campion and Richard M. Brooks,

(i)                                     “Investment Agreement” means the Investment Agreement dated as of November 4, 2002 between Brentwood and the Company,

(j)                                     “Principal Selling Shareholder” means Brentwood,

(k)                                  “Stockholders Agreement” means the Amended and Restated Stockholders’ Agreement dated as of November 4, 2002 among the Company, Zumiez Holdings and the other parties thereto, as amended,

(l)                                     “Termination Agreement” means the Termination Agreement dated as of November 4, 2002 among Thomas D. Campion, John G. Haakenson and the Company, and

(m)                               “Zumiez Holdings Termination Agreement” means the Termination Agreement dated as of May 5, 2005 by and among Zumiez Holdings and the members of Zumiez Holdings.

The Agreement and Waiver, the Contribution Agreement, the Corporate Development Agreement, the Co-Sale Agreement, the Expense Agreement, the Indemnity Escrow Agreement, the Indemnity Pledge Agreement, the Investment Agreement, the Stockholders Agreement, the Termination Agreement and the Zumiez Holdings Termination Agreement are sometimes hereinafter called, collectively, the “Shareholder Documents” and, individually, a “Shareholder Document.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Initial Registration Statement, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Disclosure Package (as hereinafter defined) or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Initial Registration Statement, the Registration Statement, such preliminary prospectus, the Base Prospectus, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Initial Registration Statement, the Registration Statement, such preliminary prospectus, the Base Prospectus, the Disclosure Package or the Prospectus, as the case may be.

SECTION 1.            Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time referred to in Section 1(a)(1) hereof and as of the Closing Date referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows, and the Company represents and warrants to the Principal Selling Shareholder as of the date hereof, as of the Initial Sale Time and as of the Closing Date, and agrees with the Principal Selling Shareholder, as follows:

(1)           Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at the Initial Registration Statement’s “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations), with respect to the Underwriters, at the date of this Agreement and at the Closing Date, the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b), at the Closing Date and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173 under the 1933 Act or in circumstances where such delivery requirement may be satisfied pursuant to Rule 172 under the 1933 Act), complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time, the Base Prospectus, all Issuer Free Writing Prospectuses (as defined below), if any, identified on Exhibit F hereto and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or such post-effective amendment thereto, or the Prospectus, or such amendment or supplement thereto, or the Disclosure Package, as the case may be.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 4:30 P.M. (New York City time) on June 14, 2006.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission and including, without limitation, any electronic road show that is such a “written communication” or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained or required to be retained in the Company’s records pursuant to Rule 433(g).

(2)           Pre-Closing Transactions. The Pre-Closing Transactions have been consummated prior to the date of this Agreement, all on the terms contemplated by this Agreement and the Prospectus, and the Amendments and Waivers are in full force and effect.

(3)           Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Initial Registration Statement, the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Base Prospectus, (a) at the time the Initial Registration Statement or any post-effective amendment thereto or any Rule 462(b) Registration Statement became or becomes effective, (b) at the Initial Registration Statement’s “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations) with respect to the Underwriters, (c) at the Initial Sale Time and (d) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(4)           Company Not Ineligible Issuer. As of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(5)           Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed in Exhibit F hereto (if any), as of its issue date and at all subsequent times through the end of the Prospectus Delivery Period (as defined in Section 3(d) hereof), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Initial Registration Statement.

(6)           Independent Accountants. The accountants who certified the financial statements and supporting schedules (if any) included in the Registration Statement and the Prospectus, and Moss Adams LLP, are independent registered public accounting firms as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the  1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(7)           Financial Statements. The financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise may be stated therein, and comply with all applicable accounting requirements under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable. The supporting schedules, if any, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 (the “Form 10-K”) under the captions “Item 6.—Selected Financial Information” and “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries (if any) included in the Registration Statement and the Prospectus. The Company has not acquired or disposed of or entered into any agreement or understanding to acquire or dispose of any business, assets or entity that requires or would require the filing with the Commission of any historical financial statements with respect to the business, assets or entity to be acquired or disposed of, as the case may be, or any pro forma financial statements pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, and no such acquisition or disposition is “probable” within the meaning of Rule 11-01 of Regulation S-X.

(8)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its sole subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its sole subsidiary that are material with respect to the Company and its sole subsidiary considered as one enterprise, and (C) except for the 2006 Stock Split, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9)           Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington (there being no concept of “good standing” for corporations under the laws of the State of Washington) and has power and authority to own, lease and operate its properties and to conduct its business as described in the Base Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(10)         Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Base Prospectus and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Base Prospectus and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests, as the case may be, of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

The Company does not have and, since August 31, 1999, the Company has not had any subsidiaries other than (a) Zumiez Merger Corp., a Delaware corporation and a wholly-owned subsidiary formed by a predecessor of Zumiez Delaware for the purpose of effecting a reincorporation into the State of Delaware (which was effected by merging such predecessor into Zumiez Merger Corp., with Zumiez Merger Corp. surviving such merger and changing its name to Zumiez Inc.), (b) Zumiez Acquisition Corp., a Washington corporation and a wholly-owned subsidiary formed by Zumiez Delaware for the purpose of effecting the Reincorporation (which was effected by merging Zumiez Delaware into such subsidiary and which subsidiary survived such merger and changed its name to Zumiez Inc.) and (c) Zumiez Nevada, LLC, a Nevada limited liability company, organized subsequent to May 2005, which is the Company’s only subsidiary and whose sole assets consist of the leases to certain stores in Nevada.

(11)         Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the line items “Preferred stock” and “Common stock” appearing in the Company’s consolidated balance sheet in its Form 10-Q for the quarter ended April 29, 2006 (the “Form 10-Q”) (except for subsequent issuances pursuant to the stock based plans described in the Prospectus or pursuant to the exercise of options referred to in the Prospectus). The shares of issued and outstanding Common Stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights. Except for stock options issued pursuant to the stock based plans described in the Prospectus, there are no rights, warrants or options to purchase any Common Stock or other capital stock of the Company outstanding and there are no securities convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Company outstanding.

(12)         Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(13)         Securities. No holder of the Securities is or will be subject to personal liability by reason of being such a holder.

(14)         Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, and the Company’s articles of incorporation and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Base Prospectus and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(15)         Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the Pre-Closing Transactions and the sale of the Securities to be sold by the Selling Shareholders) and compliance by the Company with its obligations under this Agreement did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents or Shareholder Documents, except (solely in the case of Company Documents other than Subject Instruments, Shareholder Documents and Leases) for such conflicts, breaches or defaults that would not result in a Material Adverse Effect, nor did, does or will any such action require the consent, waiver or approval of any landlord, lessor, or other owner of any real property, stores, buildings or other improvements occupied or used under lease or sublease by the Company or any of its subsidiaries (except for such consents, waivers and approvals as have been obtained and as are in full force and effect), nor did, does or will any such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its assets, properties or operations.

(16)         Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent which may reasonably be expected to result in a Material Adverse Effect.

(17)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Base Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations under this Agreement; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Base Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(18)         Accuracy of Descriptions and Exhibits. All descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any Company Documents or Shareholder Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases, subleases or other instruments or agreements required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement which have not been so described and filed as required.

(19)         Possession of Intellectual Property. Neither the Company nor any of its subsidiaries owns or possesses or has the right to use any patents, patent rights or patent applications. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement or violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries therein and which infringement or violation (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(20)         Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company or any member of Zumiez Holdings, (C) no waiver, consent or other action under any Subject Instrument, Shareholder Document or Lease, and (D) no authorization, approval, vote or other consent of any other person or entity was or is necessary or required for the due authorization, execution and delivery of this Agreement by the Company, for the offering, sale or delivery of the Securities under this Agreement, for the performance by the Company of its obligations under this Agreement, or for the consummation of the Pre-Closing Transactions or any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the Base Prospectus, the Prospectus and this Agreement, except such as have been already obtained or such as may be required under state securities laws and except for such filings with the Secretary of State of the State of Washington or with similar officials of any other applicable jurisdictions as were necessary in connection with the Pre-Closing Transactions (which filings have been duly made).

(21)         Possession of Licenses and Permits. The Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22)         Title to Property. The Company and its subsidiaries do not own and have never owned any real property. The Company and its subsidiaries have valid leasehold interests to all real property and improvements described in the Registration Statement, the Disclosure Package and the Prospectus as being leased by any of them and neither the Company nor any of its subsidiaries has received notice of any claim that there has been or may be asserted by anyone adverse to the rights of the Company or any of its subsidiaries with respect to any such real property or improvements or questioning the rights of the Company to the continued lease, possession or occupancy of such real property or improvements; all Liens or other restrictions on or affecting any real property or improvements leased by the Company or any of its subsidiaries (a) that are required to be disclosed in the Registration Statement, the Base Prospectus or the Prospectus are accurately described therein and (b) do not, individually or in the aggregate, materially adversely affect the value of such real property or improvement and do not interfere with the use made and proposed to be made of any such real property or improvement by the Company or any of its subsidiaries; all real property and improvements, and equipment and other property held, used or occupied under lease or sublease by the Company or any of its subsidiaries is held, used or occupied, as the case may be, by it under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property or improvements by the Company or any of its subsidiaries, and all such leases and subleases are in full force and effect and there does not exist any breach by the Company or any of its subsidiaries of any of the terms of, or any default by the Company or any of its subsidiaries under, any such leases or subleases and the sale of the Securities to the Underwriters and the other transactions contemplated pursuant to this Agreement have not resulted in and will not result in any such breach or default; and there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change or other proceeding or action that could in any manner affect the size of, use of, improvements on or access to any of the real property or improvements owned or leased by the Company or any of its subsidiaries, except such proceedings and actions that, individually or in the aggregate, would not have a Material Adverse Effect.

(23)         Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(24)         Environmental Laws. Except as described in the Registration Statement, the Base Prospectus and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(25)         Absence of Registration Rights. Except for persons entitled to registration rights under the Stockholders Agreement (all of whom, other than the Selling Shareholders, have waived in writing their right to have any securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement), there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B)  otherwise registered by the Company under the 1933 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities to the Underwriters pursuant to this Agreement, other than persons entitled to such rights pursuant to the Shareholder Documents (all of whom have waived in writing their right to have any securities included in the offering contemplated by this Agreement or sold in connection with the sale of Securities to the Underwriters).

(26)         Nasdaq National Market. The outstanding shares of Common Stock (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) are listed on the Nasdaq National Market.

(27)         Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(28)         Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which each of them is engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Without limitation to the foregoing, the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessees of properties similar to those leased by the Company and its subsidiaries in amounts and on terms that are customarily carried by lessees of properties similar to those leased by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ leased properties are located).

(29)         Accounting Controls. The Company maintains a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(30)         Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided that the foregoing shall not prohibit transactions effected in compliance with Regulation M under the 1933 Act.

(31)         No Right of First Refusal. The Company does not have any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement.

(32)         Stockholders Agreement. The Stockholders Agreement has been duly amended to delete the last sentence of XVIII(A) thereof and to provide that Section XVIII(B) thereof shall not be applicable to any shares of Common Stock that have been sold, transferred or otherwise disposed of pursuant to a registration statement under the 1933 Act (including, without limitation, any sale, transfer or other disposition to the underwriters in connection with any underwritten public offering) and that, from and after the time of such sale, transfer or other disposition, no direct or indirect holder or owner of any such shares shall be entitled to any rights or subject to any obligations under the Stockholders Agreement; and neither any of the Underwriters nor any of the purchasers, transferees or other holders of any Securities sold pursuant to this Agreement is or will be required to become a party to any Shareholder Documents or is or will be subject to or bound by any of the terms or provisions of any of the Shareholder Documents.

(33)         Tax Matters. The transactions, pursuant to which the Company was reincorporated in the State of Delaware in 2002 and subsequently reincorporated in the State of Washington in 2005 each constituted tax-free reorganizations pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.

(34)         Sarbanes-Oxley. The Company is in compliance with all of the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to it and all of the provisions of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations promulgated pursuant to such Act that are currently applicable to the Company.

(35)         Shareholder Documents. The Corporate Development Agreement, the Expense Agreement and Sections III, IV, V, VI, XII and XIV of the Stockholders Agreement have terminated and the Principal Stockholders (as defined in the Stockholders Agreement) no longer have any rights under Section XIII(A) of the Stockholders Agreement; the Company has given all notices and complied with all provisions of the Co-Sale Agreement and the Stockholders Agreement required in connection with the transactions contemplated by this Agreement; and all Liens on any shares of Common Stock pursuant to the Indemnity Pledge Agreement have been released and terminated. Neither Brentwood nor any of its affiliates has made any claim for indemnification or reimbursement, or otherwise given notice of any potential claim for indemnification or reimbursement, pursuant to the Contribution Agreement.

(36)         Stop Transfer Instructions. (A)  The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the Selling Shareholders, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below) (as the same may be extended as described below); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Lead Manager.

(b)           Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date, and agrees with each Underwriter, as follows:

(1)           Accurate Disclosure. At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at the Initial Registration Statement’s “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations) with respect to the Underwriters, at the date of this Agreement, and the Initial Sale Time, and at the Closing Date, and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173 under the 1933 Act or in circumstances where such delivery requirement may be satisfied pursuant to Rule 172 under the 1933 Act), the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Initial Registration Statement or any Rule 462(b) Registration Statement (or in any amendments thereto) or in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading, it being understood and agreed that the only information furnished by such Selling Shareholder as aforesaid consists of the information relating to such Selling Shareholder set forth in the Initial Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto, or in any preliminary prospectus, the Base Prospectus or the Prospectus or any amendments or supplements thereto, under the captions “Selling Shareholders” and “Selling Shareholder” and the information appearing in any Issuer Free Writing Prospectus or in Exhibit G hereto under or across from the captions “Selling shareholder” and “Stock ownership by selling shareholder”.

(2)           Underwriting Agreement. This Agreement has been duly authorized (if such Selling Shareholder is not a natural person), executed and delivered by such Selling Shareholder.

(3)           Good Standing. If such Selling Shareholder is not a natural person, such Selling Shareholder has been duly formed and is in good standing and has a legal existence under the laws of the jurisdiction of its organization and, in the case of the representations and warranties made by Brentwood, each of Brentwood, Brentwood Associates Private Equity III, L.P. and Brentwood Private Equity III, LLC has been duly formed and is in good standing and has a legal existence under the laws of the jurisdiction of its organization and each of Brentwood, Brentwood Associates Private Equity III, L.P. and Brentwood Private Equity III, LLC is qualified to conduct business as a foreign limited partnership or foreign limited liability company, as the case may be, in the State of California.

(4)           Power and Authority. Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.

(5)           Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under this Agreement pursuant to, (A) any Shareholder Documents to which such Selling Shareholder is a party or by which it is bound or (B) any other contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in each of clause (A) and (B) above, for such conflicts, breaches or defaults as would not adversely affect such Selling Shareholder’s ability to perform its obligations hereunder, nor does or will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder (if such Selling Shareholder is not a natural person) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its assets, properties or operations.

(6)           Good and Marketable Title. Such Selling Shareholder is and, until the time that the Securities to be sold by such Selling Shareholder to the Underwriters at the Closing Date are delivered to the Underwriters pursuant to this Agreement, such Selling Shareholder will be the sole legal, record and beneficial owner (subject, if such Selling Shareholder is a natural person, to applicable community property laws) of the Securities to be sold by such Selling Shareholder under this Agreement, free and clear of all Liens, options, warrants, puts, calls, rights of first refusal or other rights to purchase or acquire any such Securities other than pursuant to this Agreement and, without limitation to the foregoing, in the event that financing statements under the Uniform Commercial Code have been filed in respect of any such Securities, appropriate termination statements under the Uniform Commercial Code have been filed in all governmental offices where any such financing statements were filed; and upon payment of the consideration for the Securities to be sold by such Selling Shareholder as provided in this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the records of DTC to “securities accounts” (as defined in Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “UCC”)) of the Underwriters (assuming that neither DTC nor any such Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Securities), (i) (except in the case of the representations and warranties made by Brentwood) DTC shall be a “protected purchaser” of such Securities within the meaning of Section  8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire valid “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Securities and (iii) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to the “financial asset” (as defined in

Section 8-102(a)(9) of the UCC) consisting of such Securities deposited with or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may be asserted successfully against the Underwriters.

(7)           Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided that the foregoing does not and shall not prohibit transactions effected in compliance with Regulation M under the 1933 Act.

(8)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this Agreement, for the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement, except such as (i) have already been obtained, (ii) may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws, (iii) may be required by the NASD or (iv) may be required under the laws of any foreign jurisdiction in which the Securities may be offered or sold.

(9)           Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed and by a duly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) have been delivered to the transfer agent for the Common Stock (the “Transfer Agent”).

(10)         Absence of Preemptive Rights. Such Selling Shareholder hereby waives any and all preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are sold by any of the other Selling Shareholders pursuant to this Agreement (such waiver being made for the benefit of the Underwriters, the Company and the other Selling Shareholders, if any).

(11)         No Fees. Neither Brentwood nor Brentwood Private Equity III, LLC, a Delaware limited liability company, is entitled, pursuant to any Shareholder Document, to any brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities pursuant to this Agreement.

(12)         During the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement (the “Lock-Up Period”), such Selling Shareholder will not, without the prior written consent of the Lead Manager, directly or indirectly:

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any shares of the Company’s Preferred Stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, or

(ii)           enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 1(b)(12) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Lead Manager waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, such Selling Shareholder may, without the prior written consent of the Lead Manager, transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1)           to the Underwriters pursuant to this Agreement, and

(2)           if such Selling Shareholder is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Lead Manager, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, either (x) in form and substance reasonably satisfactory to the Lead Manager and to the effect set forth in this Section 1(b)(12) or

(y) satisfactory in form and substance to the Lead Manager in its sole and absolute discretion, and (B) if such Selling Shareholder is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by such Selling Shareholder during the Lock-Up Period (as the same may be extended as described above), such Selling Shareholder shall include a statement in such report to the effect that such transfer or distribution is not a disposition for cash and, in the case of any transfer pursuant to clause (2), that such distribution is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be.

Such Selling Shareholder, further agrees that (i) such Selling Shareholder will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the 1933 Act of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by such Selling Shareholder, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

(c)           Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives (or to counsel for the Underwriters) or the Principal Selling Shareholder (or to counsel for the Principal Selling Shareholder) shall be deemed a representation and warranty by the Company to each Underwriter and the Principal Selling Shareholder as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives (or counsel for the Underwriters) or the Principal Selling Shareholder (or to counsel for the Principal Selling Shareholder) shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter and the Principal Selling Shareholder as to the matters covered thereby.

SECTION 2.            Sale and Delivery to Underwriters; Closing.

(a)           Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price of $27.68 per share (the “Purchase Price”), that proportion of the number of Securities set forth in Exhibit B opposite the name of such Selling Shareholder, which the number of Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $27.87 per share.

(b)           Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin LLP, 555 California Street, San Francisco, CA 94104, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on June 20, 2006 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

Payment shall be made to Brentwood by wire transfer or intra-bank transfer of immediately available funds to a single bank account designated by Brentwood against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Lead Manager, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The certificates for the Securities will be made available for examination and packaging by the Representatives not later than noon (New York City time) on the business day prior to the Closing Date.

SECTION 3.            Covenants of the Company. The Company covenants with each Underwriter and with the Principal Selling Shareholder (except the Company makes no covenants contained in Sections 3(b), 3(f) and 3(j) below with the Principal Selling Shareholder) as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424(b), Rule 430B and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Issuer Free Writing Prospectus or the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and Rule 433 in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433 (without reliance on

Rule 164(b)) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) or Rule 433, as the case may be, was received for filing by the Commission and, in the event that it was not, will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any Issuer Free Writing Prospectus or any amendment, supplement or revision to any Issuer Free Writing Prospectus, the Disclosure Package, the prospectus included in the Registration Statement at the time it became effective, the Base Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered and will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus (if any) and of any of the documents constituting a part of the Disclosure Package as such Underwriter reasonably requested or may reasonably request, as the case may be, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered in connection with the sales of Securities under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations (including, without limitation, pursuant to Rule 173 under the 1933 Act or in circumstances where such delivery requirement may be satisfied pursuant to Rule 172 under the 1933 Act) (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If, during the Prospectus

Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, subject to Section 3(b), will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Lead Manager, and each Underwriter agrees, severally and not jointly, that, unless it obtains the prior consent of the Company and the Lead Manager, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act); provided that the prior written consent of the Company and the Lead Manager shall be deemed to have been given in respect of any Free Writing Prospectuses listed in Exhibit F hereto. Any such free writing prospectus consented to by the Company or by the Company and the Lead Manager, as the case may be, or listed on Exhibit F hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)           Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(h)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Listing. The Company will use its commercially reasonable best efforts to ensure that the Securities continue to be listed on the Nasdaq National Market on the Closing Date.

(j)            Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Lead Manager, directly or indirectly:

(i)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii)           file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to stock option plans and stock purchase plans described in clause (1) of the next paragraph or on Form S-4 to register shares of Common Stock or other securities issued in a transaction described in clause (3) of the next paragraph), or

(iii)          enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i), (ii) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise. Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the Lead Manager waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wachovia:

(1)           issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans and stock purchase plans as described in the Prospectus,

(2)           issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under stock option plans referred to in clause (1) above, as those stock options and plans are in effect on the date of this Agreement, and

(3)           issue shares of Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock (A) in order to acquire assets or equity of one or more businesses by merger, asset purchase, stock purchase or otherwise or (B) in connection with strategic transactions involving another company, so long as, in each case described in clause (A) above, the shares of Common Stock, other Capital Stock or other securities are issued to the stockholders or other equity owners of the applicable businesses and, in each case described in clause (B) above, the shares of Common Stock, other Capital Stock or other securities are issued directly to such company or to the stockholders or other equity owners of such company, provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to the Lead Manager, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in form and substance reasonably satisfactory to the Lead Manager, to the effect set forth in Section 1(b)(12) hereof.

(k)           Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)            Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate and, if requested by the Lead Manager, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Lead Manager may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and such Issuer Free Writing Prospectus.

SECTION 4.            Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company related to the preparation and filing of the Initial Registration Statement, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including any filing fees, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto, (vii) the preparation and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market, and (xi) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of the Securities by the Selling Shareholders to the Underwriters.

(b)           Expenses of the Selling Shareholders. Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the fees and disbursements of its counsel and accountants, (ii) the fees and disbursements of the counsel, accountants and other advisors to the Company related to the offering contemplated hereby, including in connection with the preparation of the Prospectus Supplement, legal opinions and comfort letters (but excluding fees and disbursements related to the filing of the Initial Registration Statement), and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c)           Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of such expenses and costs.

(d)           Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.            Conditions of Underwriters’ Obligations and Principal Selling Shareholder’s Obligations. The obligations of the several Underwriters and the Principal Selling Shareholder hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Shareholder pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions (provided that clauses (c), (h), (i) and (j) of this Section 5 shall be conditions to the obligations of the several Underwriters but not conditions to the obligations of the Principal Selling Shareholder, and provided, further, that, anything herein to the contrary notwithstanding, the obligations of the Principal Selling Shareholder hereunder shall not be subject to the accuracy of its own representations and warranties or to the performance by it of its covenants and other obligations hereunder):

(a)           Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule without reliance on Rule 424(b)(8), and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing. Any Issuer Free Writing Prospectuses shall have been filed with the Commission pursuant to Rule 433 within the time period prescribed by such Rule (without reliance on Rule 164(b)), and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b)           Opinion of Counsel for Company. At Closing Date, the Representatives and the Principal Selling Shareholder shall have received the opinion, dated as of Closing Date, of Preston Gates & Ellis LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)           Opinion of Counsel for Underwriters. At Closing Date, the Representatives shall have received the opinion, dated as of Closing Date, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to this Agreement, the Registration Statement, the Disclosure Package, the Prospectus and such other matters as the Representatives may request. In giving such opinion such counsel may rely without investigation as to all matters arising under or governed by the laws of the State of Washington, on the opinion of Company Counsel referred to in Section 5(b) above, and as to all matters governed by the laws of any jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and of public officials.

(d)           Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in or incorporated by reference in the Base Prospectus or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its sole subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives and the Principal Selling Shareholder shall have received a certificate of the Chairman, the President or the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received (1) from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus, (2) from Moss Adams LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus and (3) from the Chief Financial Officer of the Company a certificate, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, in substantially the form attached as Exhibit E hereto with respect to financial information and other financial data which were not covered by the letter of

PricewaterhouseCoopers LLP referred to in clause (1) of this paragraph or by the letter of Moss Adams LLP referred to in clause (2) of this paragraph.

(f)            Bring-down Comfort Letter. At Closing Date, the Representatives shall have received a letter from PricewaterhouseCoopers LLP and Moss Adams LLP and a certificate from the Chief Financial Officer of the Company, each dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters and certificate, respectively, furnished pursuant to subsection (e) of this Section, except that the specified date referred to in the letter of PricewaterhouseCoopers LLP and the letter of Moss Adams LLP shall be a date not more than three business days prior to Closing Date.

(g)           Approval of Listing. At Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall be listed on the Nasdaq National Market.

(h)           No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)            Opinion of Counsel for the Selling Shareholders. At the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Brentwood, in the form heretofore provided to the Representatives, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(j)            Certificate of Selling Shareholders. At the Closing Date, the Representatives shall have received a certificate signed by each Selling Shareholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(k)           Stock Certificates; Tax Forms. Prior to the date of this Agreement, the Transfer Agent shall have received certificates for all of the Securities to be sold by the Selling Shareholders pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Shareholders with signatures guaranteed and properly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) from each of the Selling Shareholders and, at the Closing Date, copies of the foregoing shall have been delivered to the Representatives.

(l)            Pre-Closing Transactions. Prior to the time of execution of this Agreement, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement and the Prospectus and at or prior to the Closing Date the Representatives shall have received copies of the Stockholders Agreement Amendment and the Amendments and Waivers, duly executed by the requisite parties, and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

(m)          Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)           Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 13 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.            Indemnification.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(d) below, the fees and disbursements of counsel chosen by the Lead Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification by Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only information furnished by such Selling Shareholder as aforesaid consists of the information relating to such Selling Shareholder set forth in the Initial Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto, or in any preliminary prospectus, the Base Prospectus or the Prospectus or any amendment or supplement thereto, under the captions “Selling Shareholders” and “Selling Shareholder” and the information appearing in any Issuer Free Writing Prospectus or in Exhibit G hereto under or across from the caption, “Selling shareholder” and “Stock ownership by selling shareholder”; provided, however, that the liability under this subsection (b) of any Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c)           Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling

Shareholder and (solely in the case of Brentwood) each person, if any, who controls Brentwood within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, such Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(d)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Lead Manager; counsel to the Selling Shareholders and each person, if any, who controls Brentwood within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by those Selling Shareholders who agreed to sell a majority of the Initial Securities to be sold by all of the Selling Shareholders in this offering; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders and each person, if any, who controls Brentwood within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof

(whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)            Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution between themselves.

SECTION 7.            Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.            Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.            Termination of Agreement.

(a)           Termination; General. The Lead Manager may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Base Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Manager, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal, Washington or New York authorities.

(b)           Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

SECTION 10.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement on such date (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, MN 55402, Attention of John Baumgartner, Equity Capital Markets; notices to the Company shall be directed to it at 6300 Merrill Creek Parkway, Suite B, Everett, Washington, 98203, Attention of Chief Financial Officer; and notices to the Selling Shareholders shall, in the case of Brentwood, be directed to Brentwood at 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California, 90025, Attention of William M. Barnum, Jr., and, in the case of any other Selling Shareholders, shall be directed to them in care of Richard M. Brooks and Brenda I. Morris, at Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, Washington 98203.

SECTION 12.          Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.          Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders, severally and not jointly, acknowledges and agrees that:

(a)           The Lead Manager and each of the other Underwriters is acting solely as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any of  the Selling Shareholders, on the one hand, and the Lead Manager or any of the other Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Lead Manager or any of the other Underwriters has advised or is advising the Company or any of  the Selling Shareholders on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the

Selling Shareholders following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that the Lead Manager and the other Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that neither the Lead Manager nor any of the other Underwriters has any obligation to disclose such interests and transactions to the Company or any of  the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against the Lead Manager or any of the other Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that neither the Lead Manager nor any of the other Underwriters shall have any liability (whether direct or indirect, in contract , tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf  or in right of it or the Company, including stockholders, employees or creditors of Company.

SECTION 14.          GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.          Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.          Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases, subleases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including, without limitation, all Leases and Subject Instruments.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Existing Credit Agreement” means the Business Loan Agreement dated May 29, 2003 between Bank of America, N.A. and the Company, as modified by the Loan Modification Agreement dated November 30, 2004 and as further amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-134646) as amended (if applicable) at the time it became effective, together with the exhibits and schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at such time and the Rule 430B Information.

“Leases” means all leases or subleases of real property, stores, buildings or other improvements to which the Company or any of its subsidiaries is a party or by which it is bound.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its articles of incorporation, certificate of incorporation, charter or other similar document and its bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, no par value.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 164,” “Rule 424(b),” “Rule 430B” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement as of its “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations) with respect to the Underwriters pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the information and documents incorporated and deemed to be incorporated by reference therein and the Rule 430B Information.

“Subject Instruments” means the Existing Credit Agreement, all Shareholder Documents to which the Company is a party or by which it is bound and all instruments and agreements filed or incorporated by reference as exhibits to the Form 10-K  or the Form 10-Q pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument or agreement filed or incorporated by reference as an exhibit to the Form 10-K or the Form 10-Q as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not filed as part of such exhibit to the Form 10-K or the Form 10-Q (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument or agreement, as the case may be, in its entirely, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

ZUMIEZ INC.

By:
Name:
Title:

BRENTWOOD-ZUMIEZ INVESTORS, LLC

By:	Brentwood Associates Private Equity III, L.P., its managing member

By:	Brentwood Private Equity III, LLC, its general partner

By
Name:
Title: Managing Member

CONFIRMED AND ACCEPTED as of the date first above written:

PIPER JAFFRAY & CO.

By:
Authorized Signatory

For itself and as Representative of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Securities
Piper Jaffray & Co.	1,609,090
Total	1,609,090

A-1

EXHIBIT B

Securities to be Sold

Number of Securities to be Sold
Selling Shareholder:
Brentwood-Zumiez Investors, LLC	1,609,090
Total	1,609,090

B-1

EXHIBIT C

Form of Opinion of Company Counsel

(1)           The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington (and we hereby advise you that the State of Washington does not provide “good standing” certificates for Washington corporations).

(2)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(3)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of Arizona, California, Colorado, New York, Oregon and Utah.

(4)           To our knowledge, Zumiez Nevada, LLC, a Nevada limited liability company, is the only subsidiary of the Company.

(5)           The authorized, issued and outstanding capital stock of the Company is as set forth in the line items “Preferred stock” and “Common stock” appearing in the Company’s consolidated balance sheet in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2006 (the “Form 10-Q”) (except for subsequent issuances, if any, pursuant to stock based plans described in the Prospectus or pursuant to the exercise of options referred to in the Prospectus); the shares of issued and outstanding Common Stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under the Underwriting Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person arising under the charter or bylaws of the Company or Zumiez Delaware, the laws of the State of Washington, the Delaware General Corporation Law or any Shareholder Document.

(6)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7)           No holder of the Securities is or will be subject to personal liability by reason of being such a holder under the articles of incorporation or bylaws of the Company or the laws of the State of Washington.

(8)           The Initial Registration Statement and any post-effective amendments thereto have been declared effective, and any Rule 462(b) Registration Statement has become effective, under the 1933 Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and, to our knowledge, no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(9)           The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, as of the respective dates they first became effective, the Prospectus, as of the date of the Prospectus Supplement, and any amendments or supplements to the Prospectus, as of their respective dates (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except that we express no opinion with respect to compliance as to form with Regulation S-T under the 1933 Act).

(10)         The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the laws of the State of Washington, with any applicable requirements of the articles of incorporation and bylaws of the Company and with any applicable requirements of the Nasdaq National Market.

(11)         To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or its sole subsidiary is a party or to which the property of the Company or its sole subsidiary is subject before or brought by any court or governmental agency or body that is required to be disclosed in the Registration Statement, the Base Prospectus or the Prospectus or any of the documents incorporated or deemed to be incorporated by reference therein or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(12)         The information in Part I of the Form 10-Q under the captions “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors—The terms of our revolving credit facility impose operating and financial restrictions on us that may impair our ability to respond to changing business and economic conditions. This impairment could have a significant adverse impact on our business” and “Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” the information in Part II of the Form 10-Q under the caption “Item 1. Legal Proceedings,” the information in the Form 10-K under the captions “Item 3.—Legal Proceedings” and “Item 7.—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” the information in the Prospectus under the caption “Certain Relationships and Related Transactions,” the information included and incorporated by reference in the Company’s Form 8-A filed with the Commission on May 3, 2005, the information in the Base Prospectus under the caption “Risk Factors—Washington law and our articles of incorporation and bylaws contain antitakeover provisions that could delay, discourage or prevent takeover attempts that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s articles of incorporation or bylaws or Subject Instruments, summaries of legal proceedings, or legal conclusions, constitute accurate summaries of the matters referred to therein in all material respects.

(13)         To our knowledge, there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations  to be described in the Registration Statement, the Base Prospectus, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described or filed as required.

(14)         (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company, (C) no waiver, consent or other action under any Subject Instrument, Shareholder Document or Lease, and (D) to our knowledge, no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the due authorization, execution and delivery of the Underwriting Agreement by the Company, for the offering, sale or delivery of the Securities under the Underwriting Agreement or for the performance by the Company of its obligations under the Underwriting Agreement or was or is necessary or required for the consummation by the Company of the Pre-Closing Transactions, in each case on the terms contemplated by the Disclosure Package, the Prospectus and the Underwriting Agreement, except such as have been already obtained or such as may be required under state securities or blue sky laws.

(15)         The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated in the Underwriting Agreement, the Registration Statement, the Disclosure Package and the Prospectus (including the Pre-Closing Transactions and the sale of the Securities to be sold by the Selling Shareholders) and compliance by the Company with its obligations under the Underwriting Agreement did not (in the case of the Pre-Closing Transactions), do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or its sole subsidiary pursuant to any Subject Instrument or Lease, except (solely in the case of Leases) for such conflicts, breaches, or defaults or Liens that would not have a Material Adverse Effect, nor did (in the case of the Pre-Closing Transactions), does or will such action result in any violation of the provisions of the Organizational Documents of the Company or its sole subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court having jurisdiction over the Company or its sole subsidiary or any of their respective properties, assets or operations.

(16)         The Company is not an “investment company,” as such term is defined in the 1940 Act.

(17)         The documents incorporated and deemed to be incorporated by reference in the Registration Statement or Prospectus (in each case other than the financial statements and schedules and other financial data and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations (except that we express no opinion with respect to compliance as to form with Regulation S-T under the 1933 Act).

Although we have not undertaken to investigate or verify independently and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (other than those specific matters on which we are opining in Items (5), (12) and (13) hereof) no facts have come to our attention that cause us to believe that:

(A)          the Initial Registration Statement or any amendment thereto or any Rule 462(b) Registration Statement, at the respective times they first became effective, or the Registration Statement, as of its “new effective date” (within the meaning of Rule 430B(f)(2) under the 1933 Act Regulations) with respect to the Underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or

(B)           the Prospectus, as of the date of the Prospectus Supplement, any amendment or supplement to the Prospectus, as of its date, or the Prospectus or any amendment or supplement thereto, as of the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(C)           the Disclosure Package, as of the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case that we make no statement and express no belief with respect to financial statements, including the notes thereto, and schedules and other financial or statistical data included in or omitted from the Initial Registration Statement, or any amendment thereto, any Rule 462(b) Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto.

In the event that such opinion shall define the term “Registration Statement,” “Initial Registration Statement,” “Rule 462(b) Registration Statement,” “Base Prospectus,” “Disclosure Package” or “Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in the Underwriting Agreement), such opinion shall define the terms “Registration Statement,” “Initial Registration Statement” and “Rule 462(b) Registration Statement” to include the Rule 430B Information, shall define the term “Prospectus” as the Prospectus in the form first filed with the Commission pursuant to Rule 424(b), and shall define each such term to include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.

Such counsel shall also state that, for purposes of such opinion, they have assumed that the Initial Registration Statement’s “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations) with respect to the Underwriters was 4:30 P.M. (New York City time) on June 14, 2006.

In rendering such opinion, Company counsel shall state that such opinion covers matters arising under the laws of the State of Washington, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America that, in their experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, in each case as generally publicly reported and available through normal means, and that they do not express any opinion as to the laws of any other state or jurisdiction (“Covered Laws”). In rendering such opinion, Company counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to the Representatives; provided that such opinion shall be addressed to the Representatives, shall state that Company counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to the Underwriting Agreement, shall be dated the same date as the opinion of Company counsel, shall be delivered to the Representatives at the same time that the opinion of Company counsel is delivered, and shall be satisfactory in form and substance to counsel for the Underwriters. In rendering such opinion, Company counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In the event that such opinion shall contain a definition of Company’s counsel’s “knowledge” or other similar definition, such definition shall refer to the knowledge of those attorneys who have given substantive attention to any matters relating to the Company. Such opinion shall further state that Sidley Austin LLP, counsel for the Underwriters, may, in rendering their opinion pursuant to the Underwriting Agreement, rely on such opinion of Company counsel with respect to all matters arising under or governed by the laws of the State of Washington. Such opinion of Company counsel shall further state that, to the extent that any agreement, instruments or other document referred to in such opinion is by its terms governed by the laws of any jurisdiction other than the Covered Laws, Company counsel has assumed that the laws of such jurisdiction are, in all respects relevant to such opinion, identical to laws of the State of Washington.

EXHIBIT D

[Omitted Intentionally]

D-1

EXHIBIT E

Certificate of the Chief Financial Officer

Dated: June 14, 2006

I, Brenda I. Morris, Chief Financial Officer of Zumiez Inc., a Washington corporation (the “Company”), do hereby certify that this certificate is delivered pursuant to Section 5(e)(3) of the Underwriting Agreement dated June 14, 2006 (the “Underwriting Agreement”) among the Company, the Selling Shareholder, and Piper Jaffray & Co., as representative of the several Underwriters named therein, and do hereby further certify on behalf of the Company as follows:

I have compared certain amounts, percentages and other information appearing in, or appearing in documents incorporated or deemed to be incorporated by reference in, the Company’s registration statement on Form S-3 (No. 333-134646), as amended through the date hereof (the “Registration Statement”), the Company’s prospectus dated June 14, 2006 (the “Base Prospectus”) and the Company’s prospectus supplement dated June 14, 2006 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), which amounts, percentages and other information are circled on the attached pages from such documents, to amounts, percentages and other information appearing in the audited or unaudited financial statements of the Company or the general ledger or comparable financial records of the Company and have found such amounts, percentages and other information to be in agreement or, in the case of any such amounts, percentages and other information which could not be agreed directly to such financial statements, general ledger or other financial or accounting records, I have recomputed such amounts, percentages and other information using data appearing in such financial statements, general ledger or other financial or accounting records and found such amounts, percentages and other information, as so recomputed, to be in agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

[SIGNATURE PAGE FOLLOWS]

E-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Brenda I. Morris
Chief Financial Officer

E-2

EXHIBIT F

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus dated June 14, 2006 filed with the Commission on June 14, 2006

F-1

EXHIBIT G

Pricing Script

Not applicable.

G-1